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                                                                    Exhibit 23.5


                          CONSENT OF PROPOSED DIRECTOR


         The undersigned hereby consents to the reference to his name as a proposed director of PacificAmerica Money Center, Inc. ("PAMC"), subject to the fulfillment of certain conditions, and to the description of such conditions, and the inclusion of his biographical information, in the "Management" sections of: (i) the Registration Statement on Form S-4 of PAMC, (ii) the Proxy Statement/Prospectus filed as a part of such Registration Statement, (iii) the Registration Statement on Form S-1 of PAMC, and (iv) the Prospectus filed as a part of such Registration Statement.



                                             /s/ PAUL WEISER
April 25, 1996                               -----------------------------

Los Angeles, California                      PAUL WEISER